Exhibit 99.1

FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contacts:

Kelly Barry (617) 995-9033 (media)

Teri Dahlman (617) 995-9807 (investors)

IDENIX PHARMACEUTICALS REPORTS FIRST QUARTER 2012 FINANCIAL

RESULTS AND HCV DEVELOPMENT PROGRAM PROGRESS

CAMBRIDGE, Mass., May 2, 2012 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today reported unaudited financial results for the first quarter ended March 31, 2012 and progress of its hepatitis C virus (HCV) development programs.

Operational Highlights

IDX184 Program, an HCV nucleotide polymerase inhibitor

•

The company reported interim data for the first cohort of 31 patients from an ongoing 12-week phase IIb clinical trial of IDX184 in combination with pegylated interferon and ribavirin (PegIFN/RBV) which demonstrated favorable safety and potent antiviral activity at 12 weeks of treatment.

•

The company has completed enrollment of the second cohort of 30 additional patients after the U.S. Food and Drug Administration removed the partial clinical hold on IDX184 in February. To date, IDX184 continues to be well tolerated with a safety profile similar to the known side effect profile for PegIFN/RBV treatment.

IDX719 Program, an HCV NS5A inhibitor

•

The company completed a single-ascending dose study in healthy volunteers and genotype 1, 2 and 3 HCV-infected patients. IDX719 was well tolerated and demonstrated potent pan-genotypic antiviral activity with more than 3 log10 viral load reductions achieved in the 100 mg dose group.

•	A three-day proof-of-concept segment of the study in treatment-naïve genotype 1, 2, 3 or 4 HCV-infected patients is ongoing.

Nucleotide Discovery Program

•	Idenix selected IDX19368 as its lead candidate and expects to submit an investigational new drug application for IDX19368 in mid-2012.

“The first quarter has been a productive one for Idenix as our three HCV development programs continued to move forward,” said Ron Renaud, Idenix’s President and Chief Executive Officer. “We are on track to achieve our near-term goals of initiating our first all-oral DAA combination trial for IDX184 and a protease inhibitor, generating IDX719 proof-of-concept data and moving IDX19368 into the clinic. As we continue to advance our programs, we continue to build on the promising profiles of our HCV candidates as potential components of future HCV combination treatments.”

First Quarter Ended 2012 Financial Results

For the first quarter ended March 31, 2012, Idenix reported total revenues of $35.6 million, compared to total revenues of $4.0 million in the first quarter of 2011. The Company reported a net income of $11.4 million, or $0.11 per basic share and $0.10 per diluted share, for the first quarter ended March 31, 2012, compared to a net loss of $8.2 million, or $0.11 per basic and diluted share for the first quarter ended March 31, 2011. In the first quarter ended March 31 2012, Idenix reported net income due to the recognition of $36.1 million of deferred revenue related to the termination of the license agreement with ViiV Healthcare Company on March 15, 2012. However, the Company expects to report a net loss for the year ending December 31, 2012 and for the next several years as it continues to expand its drug discovery and development efforts.

2012 Financial Guidance

At March 31, 2012, Idenix’s cash and cash equivalents totaled $105.3 million. The Company expects that its current cash, cash equivalents and the anticipated royalty payments associated with product sales of Tyzeka®/Sebivo® (telbivudine) will be sufficient to sustain its operations through at least December 31, 2012. This guidance assumes no milestone payments, license fees, reimbursement for development programs and no financing activities.

ABOUT IDENIX

Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical Company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “intends,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the Company’s potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of IDX184, IDX719, IDX19368 or any other drug candidate; the successful development of novel combinations of direct-acting antivirals for the treatment of HCV; the likelihood and success of any future clinical trials involving our drug candidates; and expectations with respect to future milestone or royalty payments, funding of operations and future cash balances. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the Company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the Company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the Company’s dependence on its collaboration with Novartis; changes in the Company’s business plan or objectives; the ability of the Company to attract and retain qualified personnel; competition in general; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the Company files with the SEC.

All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
Revenues:
Collaboration revenue – related party	$(423)	$3,345
Other revenue	36,068	656

Total revenues	35,645	4,001
Operating expenses (1):
Cost of revenues	1,170	547
Research and development	18,593	8,083
General and administrative	4,774	3,914

Total operating expenses	24,537	12,544

Income (loss) from operations	11,108	(8,543)
Other income, net	342	308

Income (loss) before income taxes	11,450	(8,235)
Income tax expense	(1)	(1)

Net income (loss)	$11,449	$(8,236)

Earnings (loss) per common share:
Basic	$0.11	$(0.11)

Diluted	$0.10	$(0.11)

Weighted average number of common shares outstanding:
Basic	107,751	73,118

Diluted	112,330	73,118

Comprehensive income (loss):
Net income (loss)	$11,449	$(8,236)
Changes in other comprehensive income:
Foreign currency translation adjustment	208	278

Comprehensive income (loss)	$11,657	$(7,958)

(1) Share-based compensation expenses included in operating expenses amounted to approximately:
Research and development	$298	$271
General and administrative	432	326

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$105,258	$118,271
Receivables from related party	1,214	1,157
Other current assets	3,361	4,410

Total current assets	109,833	123,838
Intangible asset, net	8,424	8,708
Property and equipment, net	4,550	4,696
Other assets	4,334	3,802

Total assets	$127,141	$141,044

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$15,430	$11,299
Deferred revenue, related party	2,796	2,897
Other current liabilities	397	36,329

Total current liabilities	18,623	50,525
Other long-term obligations	14,698	14,912
Deferred revenue, related party, net of current portion	22,834	24,382

Total liabilities	56,155	89,819
Stockholders’ equity	70,986	51,225

Total liabilities and stockholders’ equity	$127,141	$141,044